UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ATHLON ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2549833
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-189109

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                          Description of Registrant’s Securities to be Registered.

A description of the shares of common stock of Athlon Energy Inc. (the “Registrant”) is set forth under the captions  “The Offering,” “Dividend Policy” and “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-189109), initially filed with the Securities and Exchange Commission on June 5, 2013 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.                          Exhibits.

None. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Athlon Energy Inc.

	By:	/s/ Robert C. Reeves
Date: July 25, 2013		Robert C. Reeves
President, Chief Executive Officer and Director